Exhibit 99.1

MeiraGTx Announces Asset Purchase Agreement Involving its AAV-RPGR Collaboration for up to $415 million

-	MeiraGTx enters into an Asset Purchase Agreement related to botaretigene sparoparvovec (bota-vec, formerly AAV-RPGR) for the treatment of X-linked retinitis pigmentosa (XLRP) for a total of up to $415 million

-	MeiraGTx to receive $130 million in upfront and near-term milestone payments as part of the agreement

-	MeiraGTx to receive up to an additional $285 million upon first commercial sales of bota-vec in U.S. and EU and manufacturing technology transfer

LONDON and NEW YORK, December 21, 2023 (GLOBE NEWSWIRE) -- MeiraGTx Holdings plc (Nasdaq: MGTX), a vertically integrated, clinical stage gene therapy company, today announced an asset purchase agreement with Janssen Pharmaceuticals, Inc. (J&J), a Johnson & Johnson company, for the remaining interests in bota-vec for the treatment of XLRP, as well as a commercial supply agreement and a technology transfer agreement for bota-vec manufacturing.

“We are very happy to announce the execution of the agreements related to bota-vec for the treatment of XLRP, which provide us with significant near-term cash as well as cash upon potential approval and commercialization of this important gene therapy, and additional revenue from the commercial manufacture of bota-vec,” said Alexandria Forbes, Ph.D., president and chief executive officer of MeiraGTx. “The initial $130 million upfront and near-term milestone payments, combined with the $30 million investment we received from Sanofi in October, increases our cash runway to mid-2026, without including the additional $285 million in potential payments associated with this transaction.”

Dr. Forbes continued, “This puts us in a strong financial position and allows us to increase our focus on our two late-stage clinical programs in Xerostomia and Parkinson’s disease and our leading end-to-end manufacturing capabilities, with potential strategic activities around each of these wholly-owned assets. In addition, we continue to expedite the development of our Riboswitch gene regulation platform prioritizing targets in metabolic disease, immunology and oncology, which we believe have the potential to significantly alter outcomes in these broad disease areas and include several areas of interest from Sanofi following their investment earlier this quarter.”

Agreements related to bota-vec:

•	MeiraGTx to monetize potential future royalties and milestones related to bota-vec with J&J acquiring remaining rights for development, manufacturing, and commercialization of bota-vec.

•

MeiraGTx to receive $130 million in upfront and near-term milestone payments, including $65 million at signing, an additional $50 million anticipated in the first quarter of 2024, with the remaining $15 million in milestone payments expected later in 2024.

•	The Company will receive up to an additional $285 million in cash payments upon first commercial sales of bota-vec in the U.S. and EU and for manufacturing technology transfer.
•	J&J will be responsible for any royalty or milestone amounts that become payable on bota-vec to UCL Business plc (University College London).
•	MeiraGTx has also entered into a commercial supply agreement with J&J for bota-vec manufacturing.

Evercore Group L.L.C. is serving as financial advisor and Morgan Lewis & Bockius LLP is serving as legal advisor to MeiraGTx.

For more information related to our clinical trials, please visit www.clinicaltrials.gov

About MeiraGTx

MeiraGTx (Nasdaq: MGTX) is a vertically integrated, clinical-stage gene therapy company with six programs in clinical development and a broad pipeline of preclinical and research programs. MeiraGTx has core capabilities in viral vector design and optimization and gene therapy manufacturing, and a transformative gene regulation platform technology that allows precise, dose-responsive control of gene expression by oral small molecules with dynamic range that can exceed 5000-fold. Led by an experienced management team, MeiraGTx has taken a portfolio approach by licensing, acquiring, and developing technologies that give depth across both product candidates and indications. MeiraGTx’s initial focus is on three distinct areas of unmet medical need: ocular diseases, including both inherited retinal diseases as well as large degenerative ocular diseases, neurodegenerative diseases, and severe forms of xerostomia. Though initially focusing on the eye, central nervous system, and salivary gland, MeiraGTx plans to expand its focus to develop additional gene therapy treatments for patients suffering from a range of serious diseases.

For more information, please visit www.meiragtx.com

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our product candidate development, our ability to manufacture product candidates, potential milestone payments and the achievement of such milestones, including the receipt of $130 million upfront and near-term milestone payments and the impact on our cash runway, and our pre-clinical data and reporting of such data and the timing of results of data, as well as statements that include the words “expect,” “will,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “could,” “should,” “would,” “continue,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, our incurrence of significant losses; any inability to achieve or maintain profitability, raise additional capital, repay our debt obligations, identify additional and develop existing product candidates, successfully execute strategic priorities, bring product candidates to market, expansion of our manufacturing facilities and processes, successfully enroll patients in and complete clinical trials, accurately predict growth assumptions, recognize benefits of any orphan drug designations, retain key personnel or attract qualified employees, or incur expected levels of operating expenses; the impact of the COVID-19 pandemic on the status, enrollment, timing and results of our clinical trials and on our business, results of operations and financial condition; failure of early data to predict eventual outcomes; failure to obtain FDA or other regulatory approval for product candidates within expected time frames or at all; the novel nature and impact of negative public opinion of gene therapy; failure to comply with ongoing regulatory obligations; contamination or shortage of raw materials or other manufacturing issues; changes in healthcare laws; risks associated with our international operations; significant competition in the pharmaceutical and biotechnology industries; dependence on third parties; risks related to intellectual property; changes in tax policy or treatment; our ability to utilize our loss and tax credit carryforwards; litigation risks; and the other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Contacts

Investors:
MeiraGTx
Investors@meiragtx.com

or

Media:
Jason Braco, Ph.D.

LifeSci Communications

jbraco@lifescicomms.com